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                                                                   Exhibit 10.14

                  AMENDED AND RESTATED MASTER OPTION AGREEMENT

     THIS AMENDED AND RESTATED MASTER OPTION AGREEMENT (this "Agreement"), dated as of July 16, 2002, amends and restates that certain Master Option Agreement, dated as of May 24, 2002 (the "Original Option Agreement"), by and among First States Properties, L.P. ("FS Properties"), First States Holdings, L.P. ("FS Holdings"), Nicholas S. Schorsch ("Schorsch"), Martin Lautman ("Lautman"), Arlington Cemetery Company ("Arlington"), First States Wilmington JV, LLC (the "GP" and collectively with FS Properties, FS Holdings, Schorsch, Lautman and Arlington, the "Optionors") and First States Group, L.P. (itself or, after any permitted assignment of its rights hereunder, any assignee, being referred to herein as the "Optionee").

                                    RECITALS:

     WHEREAS, First States Wilmington JV, L.P. (the "LP") is a limited partnership organized under the laws of the State of Delaware;

     WHEREAS, FS Properties, FS Holdings, Schorsch, Lautman and Arlington collectively own all of the limited partnership interests of LP (the "Limited Partnership Interests");

     WHEREAS, GP owns all of the general partnership interests of LP (the "General Partnership Interests" and collectively with the Limited Partnership Interests, the "Partnership Interests");

     WHEREAS, Optionee made a loan to LP pursuant to a Mezzanine Loan Agreement, dated as of May 24, 2002 in the aggregate principal amount of $5,000,000 (the "Mezzanine Loan") and, in connection therewith, acquired an option pursuant to the Original Option Agreement to purchase the Partnership Interests;

     WHEREAS, FBR Asset Investment Corporation ("FBR Asset") made a loan to Optionee pursuant to a loan agreement dated as of May 24, 2002, in the principal amount of $5,000,000 to enable Optionee to make its loan to LP (the "FBR Asset Loan"), and, in connection therewith, Optionee assigned its right to exercise the Option to FBR Asset for so long as the loan from FBR Asset remains outstanding;

     WHEREAS, as of the date hereof, (i) LP has paid the Mezzanine Loan to Optionee in full, (ii) Optionee has paid the FBR Asset Loan to FBR Asset in full and (iii) LP and Optionee have fully satisfied and performed all of their respective covenants and obligations arising in connection with the Mezzanine Loan and the FBR Asset Loan; and

     WHEREAS, the parties hereto desire to amend and restate the Original Option Agreement in its entirety as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises and covenants contained herein, and of other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto amend and restate the Original Option Agreement in its entirety as follows:

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     1. Optionors hereby grant to Optionee an option to purchase from Optionors all Partnership Interests (the "Option") owned by Optionors as set forth on Exhibit A hereto for an aggregate exercise price equal to the Purchase Price (as defined below). (a) The purchase price (the "Purchase Price") for the Partnership Interests shall mean a dollar amount equal to the sum of (i) the aggregate balances of the Capital Accounts (as defined in that certain Limited Partnership Agreement of the LP dated as of May 24, 2002 (the "Partnership Agreement")) of each of the Optionors as of the date hereof (the "Initial Capital Contributions") which equals $5,508,296.27, plus (ii) the sum of all additional Capital Contributions (as defined in the Partnership Agreement) made by Optionors after the date hereof and prior to the date the Option is exercised, but excluding any capital contributed to enable the payment by LP of all or any portion of the $37,500.00 that is being paid to FBR Asset simultaneously with the execution of this Agreement (the "Additional Capital Contributions"); provided, however, that, solely for purposes of determining the Purchase Price, Optionee has consented, which consent shall not be unreasonably withheld or delayed, to such additional Capital Contributions plus (iii) the Target Return Shortfall (as calculated below). The Target Return Shortfall shall be calculated as follows: for each calendar year, or portion thereof, beginning on the date of this Agreement and ending on the date of exercise of the Option, an "Annual Target Return Amount" shall be calculated as of the last day of each calendar year (or the date of the exercise of the Option). The "Annual Target Return Amount" for a calendar year or portion thereof shall equal the sum of (x) the amount necessary to generate an annual rate of return of 13% for such calendar year or portion thereof, on the amount of the Initial Capital Contributions plus the positive difference between the cumulative Annual Shortfall (as defined below) for the preceding calculation years less amounts distributed or deemed distributed pursuant to clause (y) below for the preceding calculation years, plus (y) the amount necessary to generate an annual rate of return on the Additional Capital Contributions plus the amount of Annual Shortfalls for preceding calendar years (but not to exceed amounts calculated pursuant to this clause (y) for preceding calendar years) equal to the per annum rate of interest used to determine the cost of borrowing reimbursement component of the annual rent payable by the tenant of the parking garage for Three Beaver Valley Road, Wilmington, Delaware, compounded annually. If (I) the aggregate distributions from the Partnership to Optionors from the date of this Agreement to the calculation date is less than (II) the Annual Target Return Amount for such year plus the cumulative Annual Shortfall for the preceding calculation years, the difference between (I) and (II) is the Annual Shortfall for such year. Distributions shall be deemed applied to generate the required return on Initial Capital Contributions and related shortfalls pursuant to clause (x) above first, and only after that return has been fully distributed shall distributions be deemed applied to generate the required return pursuant to clause (y) above. The Target Return Shortfall shall be the positive difference between (A) the sum of the Annual Target Return Amounts for each calculation year or portion thereof through the date of the exercise of the Option less (B) the aggregate amount of distributions from the Partnership to Optionors from the date of this Agreement to the date of the exercise of the Option. Optionors shall allocate the Purchase Price among themselves on a basis determined as if the Purchase Price were paid to the LP and distributed to the Optionors in accordance with the terms and conditions of the Partnership Agreement.

     2. The Option may be exercised only by written notice from Optionee to Optionors ("Exercise Notice"), which Exercise Notice must be given on or before the Option Expiration Date (as defined in Section 11 below). If Optionee exercises the Option, Optionee agrees to pay all transfer taxes, if any, relating to the conveyance of the Partnership Interests (it being understood that such obligation to pay the transfer taxes shall apply regardless of how the

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transfer taxes are calculated; provided, however, that Optionors shall cooperate with assist and take such reasonable actions requested by Optionee in reducing or minimizing any such taxes).

     3. Each Optionor agrees that, without the prior written consent of Optionee, it shall not: (i) sell, convey, assign or transfer all or any part of the Partnership Interests owned by such Optionor to any person or entity who at the time of such sale, conveyance, assignment or transfer does not agree to be bound by and become a party to this Agreement and who does not acknowledge the provisions of Sections 11, 14 and 15 hereof; (ii) withdraw or attempt to withdraw from the LP; (iii) dissolve or seek to dissolve the LP or terminate its existence or the existence of the LP; (iv) pledge, grant a security interest in, or encumber, all or any part of the Partnership Interests owned by such Optionor or (v) admit any other person as a partner to the LP other than Optionee, any affiliate of Optionee, including, without limitation, American Financial Realty Trust, a Maryland real estate investment trust ("American Financial"), FBR Asset or any affiliate of FBR Asset.

     4. LP agrees that, without the prior written consent of Optionee, it shall not: (i) initiate, request or voluntarily agree to any amendment or modification of any document evidencing or securing the Archon Mortgage Loan (as defined in the Loan Agreement evidencing the FBR Asset Loan, which shall include, without limitation, the $15,830,000 junior component thereof made by Goldman Sachs Mortgage Company to LP) that in any manner adversely affects the rights of Optionee, including without limitation, the above-named Optionee, FBR Asset and American Financial, as applicable, under this Agreement or (ii) sell or encumber its ownership interests in First States Wilmington, L.P. ("Property Owner"), except for the pledge by LP of its interest in Property Owner as set forth in the Archon Mortgage Loan.

     5. The closing of the sale of the Partnership Interests (the "Closing") shall be held at a place agreed to by Optionee and Optionors. The Closing shall occur on the date designated in the Exercise Notice (the "Closing Date"), which date may not be earlier than fifteen (15) days and no later than sixty (60) days after the giving of the Exercise Notice. At the Closing, Optionee shall pay the Purchase Price to the Optionors in immediately available good federal funds and the following events shall take place (all of which shall be deemed to take place simultaneously and none of which shall be deemed to have occurred until all have occurred):

        (a) Each Optionor shall execute and deliver to Optionee an assignment of the Partnership Interests in the form acceptable to Optionee;

        (b) Each Optionor shall execute and deliver to Optionee a nonforeign status certification;

        (c) Each Optionor shall confirm that there exists no financing statements, tax liens (or other liens), encumbrances or judgments against such Optionor encumbering the Partnership Interests which will not be released by the Closing; and

        (d) Each Optionor shall execute a certification that it has not breached or violated any of the provisions of Paragraph 2 above.

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        6.  Each Optionor hereby represents and warrants to Optionee as follows:

            (a) such Optionor is a partner of the LP owning Partnership Interests and Optionors collectively own all Partnership Interests;

            (b) such Optionor has full power and authority to enter into this Agreement;

            (c) except for the Option granted hereby, there are no options or other rights to purchase or otherwise acquire any interest of such Optionor in the LP and there are no liens or security interests encumbering the Partnership Interest owned by such Optionor; and

            (d) the execution, delivery and performance of this Agreement does not breach, violate, conflict with, or contravene (i) any applicable law, (ii) any agreement to which such Optionor is a party or by which this may be bound, of (iii) any order, writ or judgment binding upon such Optionor.

        7. This Agreement may be amended only by a written document subsequently executed by all of the parties hereto and Optionee.

        8. No waiver of any provision or condition of this Agreement by any party shall be valid unless in a writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, acts or default. No such waiver by Optionee shall be effective without the written consent of FBR at any time Obligations are outstanding.

        9. In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision had not been included herein, as the case may be.

        10. All notices required or permitted hereunder, shall be in writing and shall be served on the parties at the following addresses:

            If to the Optionee:

                  First States Group, L.P.
                  1725 The Fairway
                  Jenkintown, PA 19046
                  Attn: Mr. Nicholas Schorsch
                  Telephone:  (215) 887-2280
                  Telecopier: (215) 887-2585

                              and

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                  FBR Asset Investment Corporation
                  Potomac Tower
                  1001 Nineteenth Street North, 18/th/ Floor
                  Arlington, VA 22209
                  Attn: Mr. Rick Hendrix
                  Telephone:  (703) 469-1128
                  Telecopier: (703) 312-9601

             With a Copy to:

                  Hunton & Williams
                  Riverfront Plaza - East Tower
                  951 East Byrd Street
                  Richmond, VA 23219
                  Attn: George C. Howell, III (ghowell@hunton.com)
                        Thomas Y. Hiner (thiner@hunton.com)
                  Telephone:  (804) 788-8279
                  Telecopier: (804) 788-8218

             If to the Optionors:

                  To the address set forth on Exhibit A.

             With a copy to:

                  Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                  260 South Broad Street
                  Philadelphia, PA 19102
                  Attn: Keith W. Kaplan (kkaplan@klehr.com)
                  Telephone:  (215) 569-4143
                  Telecopier: (215) 568-6603

     Notices shall be either (i) personally delivered or sent by Federal Express or other nationally recognized overnight courier, in which case they shall be deemed delivered on the date of delivery to said address, (ii) sent postage prepaid by registered or certified mail, return receipt requested, in which case they shall be deemed delivered three (3) business days after deposit in the U.S. mail or (iii) telecopied, in which case they shall be deemed delivered upon confirmation of receipt.

     11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, trustees, personal representatives, successors and permitted assigns. No party to this Agreement may assign all or any part of their interest in this Agreement, provided that (a) Optionee hereby assigns to FBR Asset all of Optionee's right title and interest in and to the Option on condition that (i) FBR Asset may assign the right to purchase any general partnership interests of the LP to a wholly-owned, direct or indirect, subsidiary of FBR Asset, but not otherwise, and (ii) the Option shall automatically revert and be assigned back to the Optionee, without further action or writing by FBR Asset or any other person, on the earliest to occur of (A) the date on which any sale of equity securities of

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American Financial, is closed, whether pursuant to a registration statement under the Securities Act of 1933, as amended, or a private placement conducted in reliance on any exemption from such registration, in which Friedman, Billings, Ramsey & Co., Inc. ("Friedman Billings") is the lead underwriter or lead placement agent and in which the proceeds to American Financial are not less than $100,000,000, before deduction of underwriting commissions or placement agent fees, as the case may be, and other offering expenses (the "Offering"), (B) the date on which the letter agreement between Friedman Billings and American Financial Resource Group, Inc. ("AFRG") dated May 24, 2002 ("Friedman Billings Engagement Letter"), shall (i) be terminated by mutual agreement of Friedman Billings and AFRG, or (ii) be terminated unilaterally by Friedman Billings, provided that the Option shall not revert to Optionee if Friedman Billings' unilateral termination was caused by AFRG or any affiliate of AFRG's failure to use commercially reasonable best efforts in effecting the terms of the Friedman Billings Engagement Letter, or (C) November 24, 2003 (collectively, the "Option Expiration Date"), but only if, in each such instance, the Offering shall not have previously occurred and the Option shall not have been previously exercised on that date and (b) whenever the above-named Optionee holds the Option, but subject to the rights of FBR Asset as expressed in clause (a) above, the above-named Optionee may assign the Option to American Financial or any other affiliate of such Optionee. Any other provision of this Agreement to the contrary notwithstanding, so long as the Archon Mortgage Loan or any portion or component thereof is outstanding, no Optionee, including without limitation, the above-named Optionee, FBR Asset or American Financial shall (a) exercise the Option unless, at the time of exercise, such Optionee shall have total assets (in name or under management) in excess of $200 million and capital/statutory surplus or shareholder's equity in excess of $100 million (in both cases exclusive of the Partnership Interests) or (b) take any action to terminate, liquidate or dissolve LP following such Optionee's exercise of the Option. The term "Optionee" shall mean the above-named Optionee at any time such entity holds the Option, FBR Asset and/or its permitted assignee at any time FBR Asset or such permitted assignee holds the Option and, if applicable, American Financial and/or any other permitted assignee of the above-named Optionee at any time American Financial or such permitted assignee holds the Option. FBR Asset and American Financial are expressly intended as third party beneficiaries of this Agreement.

     12. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to choice of law principles.

     13. The use of the masculine, feminine or neuter gender and the use of the singular and plural shall not be given the effect of any exclusion or limitation herein; and the use of the word "person" or "party" shall mean and include any individual, trust, corporation, limited liability company, partnership or other entity. As used herein, "business day" for any party shall be a day which is not a Saturday, Sunday or legal holiday at such party's principal place of business.

     14. Optionors shall execute such other documents or instruments and take such other actions requested by Optionee as may be necessary to effectuate the purposes of this Agreement.

     15. The representations and warranties set forth in this Agreement shall survive the Closing until the Option Expiration Date.

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     16. To the extent, if any, required under the Limited Partnership Agreement of LP, LP hereby consents to the granting and the assignment of the Option as herein provided.

                  [Remainder of Page Intentionally Left Blank]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first above written.

                                    OPTIONEE:

                                    FIRST STATES GROUP, L.P.

                                    By:  FIRST STATES GROUP, LLC

                                    By:  AMERICAN FINANCIAL REALTY TRUST



                                         By: _______________________
                                             Name: Glenn Blumenthal
                                             Title: Vice President


                                    OPTIONORS:

                                    FIRST STATES PROPERTIES, L.P.

                                    By:  FIRST STATES PROPERTIES, INC.



                                         By: _______________________
                                             Name: Glenn Blumenthal
                                             Title: Vice President


                                    FIRST STATES HOLDINGS, L.P.

                                    By:  FIRST STATES HOLDINGS, LLC



                                         By: ______________________
                                             Name: Glenn Blumenthal
                                             Title: Vice President


                                    _______________________________
                                    Nicholas S. Schorsch


                                    _______________________________
                                    Martin Lautman

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                                ARLINGTON CEMETERY COMPANY



                                By:___________________________
                                   Name: Gary Buss
                                   Title: Vice President

                                FIRST STATES WILMINGTON, LLC



                                By:___________________________
                                Name: Glenn Blumenthal
                                Title: Assistant Manager and Vice President

                                LP:

                                FIRST STATES WILMINGTON JV, L.P.

                                By:  FIRST STATES WILMINGTON JV, LLC



                                   By:_______________________
                                      Name: Glenn Blumenthal
                                      Title: Assistant Manager
                                              and Vice President


                                Optionee's Assignee:

                                FBR ASSET INVESTMENT CORPORATION



                                   By: _______________________
                                       Name:
                                       Title:

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                                    EXHIBIT A

OPTIONOR

First States Properties, L.P.
725 The Fairway
Jenkintown, PA 19046

First States Holdings, L.P.
725 The Fairway
Jenkintown, PA 19046

Nicholas S. Schorsch
725 The Fairway
Jenkintown, PA 19046

Martin Lautman
Arbor Corp. Center
1 West Third Street
Media, PA 19063

Arlington Cemetery Company
725 The Fairway
Jenkintown, PA 19046

First States Wilmington JV, LLC
725 The Fairway
Jenkintown, PA 19046